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                                                                    Exhibit 2.12

                           CERTIFICATE OF AMENDMENT TO
                        THE BY-LAWS OF BROOKE CORPORATION

WE, MICHAEL HESS, PRESIDENT, AND LELAND ORR, SECRETARY, of Brooke Corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the by-laws and declaring its advisability:

         RESOLVED, that Article II, paragraph 1 of the company's by-laws is hereby deleted in its entirety and replaced with the following:

         The annual meeting of the stockholders of the corporation shall be held each year within one hundred and twenty (120) days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the board of directors of the corporation.

FURTHER, we certify that thereafter, pursuant to said resolution and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment. We further certify that at the meeting, a majority of the stockholders entitled to vote voted in favor of the proposed amendment.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said corporation this third day of July, 2000.

                                       /s/ Michael Hess
                                       ----------------------------------------
                                       Michael Hess, President


                                       /s/ Leland Orr
                                       ----------------------------------------
                                       Leland Orr, Secretary
State of  Kansas         )
                         )
County of  Phillips      )

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Michael Hess, President and Leland Orr, Secretary, of Brooke Corporation, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this ___ day of July, 2000.

                                       /s/ Doris I. Van Kooten
                                       ----------------------------------------
                                       Notary Public

My appointment or commission expires April 15, 2003

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